Exhibit 32.1
Certifications of Joseph L. Rotunda, President and Chief Executive Officer,
and Brad Wolfe, Senior Vice President and Chief Financial Officer,
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned officers of EZCORP, Inc. hereby certify that (a) EZCORP’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, as filed with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and (b) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of EZCORP.

Date: February 5, 2010	/s/ Joseph L. Rotunda
Joseph L. Rotunda
President and Chief Executive Officer

Date: February 5, 2010	/s/ Brad Wolfe
Brad Wolfe
Senior Vice President and Chief Financial Officer